Opinion of Louisiana Counsel
                        				to Borrower


                     			    December __, 1993





Joint Energy Development Investments Limited Partnership
1400 Smith Street
Houston, TX 77002

	Re: Loan Agreement dated as of December __, 1993 (the "Loan Agreement"), by and among Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, as lender ("Lender"), and Forest Oil Corporation, a New York corporation, as borrower ("Borrower").

Gentlemen:

		We have acted as counsel to the Borrower in connection with the transactions contemplated by the Loan Agreement. This opinion is rendered to you pursuant to Section 7.01 of the Loan Agreement. Capitalized terms used but not defined herein or on Exhibit "A" hereto are used as defined in the Loan Agreement.

		In such capacity, we have examined the documents described on Exhibit "A" (hereinafter collectively referred to as the "Principal Documents"). We have also examined (i) a certificate of __________________ , President of Borrower, dated ________________, 1993 (the "Officer's Certificate"), (ii) certain certificates of public officials, and (iii) copies,certified or otherwise identified to our satisfaction, of such corporate records of the Borrower as we have deemed necessary for the purposes of this opinion. We have relied on the Officer's Certificate with respect to the matters contained therein that we have not independently established. We have also assumed, without verification, for purposes of this opinion that no facts exist that would make available defenses of mutual mistake, fraud, concealment, undue influence, duress, or criminal activity.

		In rendering the opinions herein set forth, we have assumed
(i) the due organization and valid existence of all parties to the Principal Documents, (ii) the due authorization, execution, and delivery of the Principal Documents by all parties to such document and that each such document is valid, binding and enforceable against the parties thereto (other than the Borrower),
(iii) the genuineness of all signatures, (iv) the authenticity of all documents and instruments submitted to us as originals, (v) the conformity to original documents of all documents submitted to us as copies, and (vi) the legal capacity of all natural persons.

		Based upon the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

		1. The Borrower is a corporation in good standing and duly qualified to do business in the State of Louisiana.

		2. The Principal Documents to which the Borrower is a party have been duly executed and delivered by the Borrower.

		3. The Principal Documents to which the Borrower is a party constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms.

		4. The forms of the Act of Mortgage, the acknowledgments thereto and the Financing Statements comply with all applicable recording, filing and registration laws of the State of Louisiana. The property descriptions of the immovable properties situated in Louisiana contained in the Act of Mortgage, if accurate, are legally sufficient for the purposes of all applicable recording, filing and registration laws of the State of Louisiana.

		5. A fully executed counterpart of the Act of Mortgage has been filed for record in the offices of the respective Clerks of Court or Ex-Officio Recorders of the parishes listed on Exhibit B, and a fully executed counterpart of the Financing Statement (with a copy of the Act of Mortgage attached thereto) has been filed in ________________________ Parish, Louisiana and with the Secretary of State of the State of Texas. No other filings are necessary or appropriate for the purposes intended to be accomplished thereby, other than continuation statements as required by the Uniform
	Commercial Code as in effect in Louisiana (hereinafter referred to as the "Louisiana UCC"). The Act of Mortgage constitutes, as security for the Indebtedness (i) a valid mortgage lien on all immovable property and interests in immovable property located in the State of Louisiana and accurately and specifically described in the Act of Mortgage as being mortgaged thereby, and (ii) a perfected security interest in the Collateral (as such term is hereinafter defined).

		As used herein, the term "Collateral" shall mean any of the Borrower's accounts, general intangibles, inventory, goods, fixtures and equipment (as such terms are defined in the Louisiana UCC), if any, adequately described in the Act of Mortgage.

		6. Lender's mortgage lien in the Mortgaged Properties is prior in right to the lien of any other Person in the Mortgaged Properties, subject only to the encumbrances described in Exhibit A to the Act of Mortgage. Lender's security interest in the Collateral is prior in right to the security interest of any other Person in the Collateral, subject only to the encumbrances described in Exhibit A to the Act of Mortgage.

		7. Each of the Eugene Island Conveyance and the Wagner and Brown Conveyance (the "Conveyances"), including, without limitation, the forms of acknowledgements, exhibits and schedules thereto, complies with all applicable recording, filing and registration laws of the State of Louisiana. The property descriptions of the immovable property situated in Louisiana contained in the Conveyances, if accurate, are legally sufficient for the purposes of all applicable recording, filing and registration laws of the State of Louisiana. Each of the Conveyances constitutes the legal, valid and binding conveyance of the properties described therein. A fully executed counterpart of each of the Conveyances has been filed for record in the offices of the respective Clerks of Court or Ex-Officio Recorders of the parishes listed on Exhibit B.

		8. Each of the Eugene Island Production Agreement and the Wagner and Brown Production Agreement (the "Production Agreements"), including, without limitation, the forms of acknowledgments, exhibits and schedules thereto, complies with all applicable recording, filing and registration laws of the State of Louisiana. A fully executed counterpart of each of the Production Agreements has been filed for record in the offices of the respective Clerks of Court or Ex-Officio Recorders of the parishes listed on Exhibit B. The property descriptions of the immovable properties described in the Production Agreements, if accurate, are legally sufficient for the purposes of all applicable recording, filing and registration laws of the State of Louisiana.

		9. No state or local mortgage recording tax, stamp tax or other fee, tax or governmental charge is required to be paid in Louisiana in connection with the execution, delivery, filing or recording of the Principal Documents, other than statutory filing and recording fees that have been paid in connection with the filing and recording, as applicable, of the Act of Mortgage and the Financing Statements.

		The opinions set forth above are subject in all respects to the following qualifications, exceptions and assumptions:

				[List as appropriate]


	We are licensed attorneys only in the State of Louisiana and, therefore, we express opinions herein only insofar as to matters governed by the laws of the State of Louisiana and, to the extent applicable, the federal laws of the United States of America.

	This opinion is furnished to you in connection with the transactions contemplated by the Loan Agreement. It may be relied upon solely by Lender, its Affiliates, and any Person providing financing to Lender or its Affiliates in connection herewith. It may not be relied upon by any other person or in any other context without our prior written consent; provided, however, that you may, without our consent, furnish copies of this opinion as required by law or order of any court or governmental agency.


                                                 					Very truly yours,




                        				 EXHIBIT A

                   			   Principal Documents
                   			   ___________________


	As used in this opinion, the term "Principal Documents" refers collectively to the following:

1. the Act of Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of ____________________, executed by the Borrower and Guarantor, as Mortgagor, and Lender as Mortgagee (the "Mortgage");

2. the UCC-1 Financing Statement - Louisiana executed by the Borrower and the Guarantor, as debtors, in favor of the Lender, as secured party (the "Financing Statement"); and

3. the Subordination Agreement dated December ___, 1993 among Lender, Borrower and Chase Group.

4. Conveyance of Overriding Royalty Interest of even date herewith between Lender and Borrower and affecting the Eugene Island Block 326 Property (the "Eugene Island Conveyance").

5. Conveyance of Overriding Royalty Interest of even date herewith between Lender and Borrower and affecting the Wagner and Brown Properties (the "Wagner and Brown Conveyance").

6. the Production Agreement of even date herewith between Lender and Borrower and covering the Eugene Island Block 326 Property (the "Eugene Island Production Agreement").

7. the Production Agreement of even date herewith between Lender and Borrower and covering the Wagner and Brown Properties (the "Wagner and Brown Production Agreement").